                                                                     EXHIBIT 4.4

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
March 4, 2003, among HammerBlow Acquisition Corp, a Delaware corporation, The
HammerBlow Corporation, a Wisconsin corporation, Hidden Hitch Acquisition
Company, a Delaware company, HammerBlow LLC, a Delaware limited liability company, Highland Group Corporation, an Ohio corporation and Tekonsha Towing
Systems, Inc., a Michigan corporation (the "Guaranteeing Subsidiaries"), each an indirect subsidiary of TriMas Corporation (or its permitted successor), a
Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the
Trustee an Indenture (the "Indenture"), dated as of June 6, 2002, pursuant to which $437,733,000 aggregate principal amount of 9 7/8% Senior Subordinated
Notes due 2012 (the "Notes") were issued;

         WHEREAS, the Indenture provides that under certain circumstances a
Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the
Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agree as follows:

                  (a) Along with all Guarantors named in the Indenture, to
         jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i)   the principal of, and premium and Liquidated Damages, if
                        any, and interest on the Notes will be promptly paid in
                        full when due, whether at maturity, by acceleration,
                        redemption or otherwise, and interest on the overdue
                        principal of and interest on the Notes, if any, if
                        lawful, and all other obligations of the Company to the
                        Holders or the Trustee hereunder or thereunder will be
                        promptly paid in full or performed, all in accordance
                        with the terms hereof and thereof; and

                  (ii)  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same
                        will be promptly paid in full when due or performed in
                        accordance with the terms of the extension or renewal,
                        whether at stated maturity, by acceleration or
                        otherwise. Failing payment when due of any amount so
                        guaranteed or any performance so guaranteed for whatever
                        reason, the Guarantors shall be jointly and severally
                        obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional,
         irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the
         Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Note Guarantee shall not be discharged except by
         complete performance of the obligations contained in the Notes and the
         Indenture, and each of the Guaranteeing Subsidiaries accept all obligations of a Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the
         Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) None of the Guaranteeing Subsidiaries shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the
         Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article
         6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the
         Guarantors for the purpose of this Note Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

                  (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note
         Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the
Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) No Guaranteeing Subsidiary may sell or otherwise dispose of all substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person)
         another Person, other than the Company or another Guarantor unless:

                           (i) immediately after giving effect to such
                  transaction, no Default or Event of Default exists; and

                           (ii) either (A) subject to Sections 11.04 and 11.05
                  of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the
                  Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; or (B) the Net
                  Proceeds of such sale or other disposition are applied in
                  accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

                  (b) In case of any such consolidation, merger, sale or
         conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the
         Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note
         Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b)
         above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the
         Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5. RELEASES.

         (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such
Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor)
will be released and relieved of any obligations under its Note Guarantee;
provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the
Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the
Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note
Guarantee.

         (b) Any Guarantor not released from its obligations under its Note
Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of a Guaranteeing
Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the
Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the
Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK
SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT
GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT
THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated:  March 4, 2003

                             HammerBlow Acquisition Corp
                             The HammerBlow Corporation
                             Hidden Hitch Acquisition Company
                             HammerBlow LLC
                             Highland Group Corporation
                             Tekonsha Towing Systems,
                             Inc.

                             By:    /s/ Todd R. Peters
                                    --------------------------------------------
                                    Name:    Todd R. Peters
                                    Title:   Vice President

                             TriMas Corporation

                             By:    /s/ Todd R. Peters
                                    --------------------------------------------
                                    Name:    Todd R. Peters
                                    Title:   Executive Vice President & Chief
                                             Financial Officer

                             EXISTING GUARANTORS:

                             Arrow Engine Company
                             Beaumont Bolt & Gasket, Inc.
                             Cequent Towing Products, Inc.
                             Cequent Trailer Products, Inc.
                             Commonwealth Disposition LLC
                             Compac Corporation
                             Consumer Products, Inc
                             Cuyam Corporation
                             Di-Rite Company
                             Entegra Fastener Corporation
                             Hitch `N Post, Inc.
                             Industrial Bolt & Gasket, Inc.
                             K.S. Disposition, Inc.
                             Keo Cutters, Inc.
                             Lake Erie Screw Corporation
                             Lamons Metal Gasket Co.
                             Louisiana Hose & Rubber Co.
                             Monogram Aerospace Fasteners, Inc.
                             Netcong Investments, Inc.
                             NI Foreign Military Sales Corp.
                             NI Industries, Inc.
                             NI West, Inc.
                             Norris Cylinder Company
                             Reska Spline Products, Inc.
                             Richards Micro-Tool, Inc.

                             Rieke Corporation
                             Rieke Leasing Co., Incorporated
                             Rieke of Indiana, Inc.
                             Rieke of Mexico, Inc.
                             TriMas Company LLC
                             TriMas Fasteners, Inc.
                             TriMas Services Corp.

                             By:    /s/ Todd R. Peters
                                    --------------------------------------------
                                    Name:    Todd R. Peters
                                    Title:   Vice President

                             The Bank of New York,
                             as Trustee

                             By:    /s/ Cynthia Chaney
                                    --------------------------------------------
                                              Authorized Signatory